Exhibit 1.01

Qualys, Inc.

Conflict Minerals Report

For The Reporting Period from January 1, 2017 to December 31, 2017

This Conflict Minerals Report (this “Report”) of Qualys, Inc. (“we,” “Qualys” or the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2017 to December 31, 2017 (the “Reporting Period”).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products where the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are referred to as “Conflict Minerals,” which include gold, columbite-tantalite (coltan), cassiterite, wolframite and their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of Congo (the “DRC”), the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Company Overview

We are a pioneer and leading provider of a cloud-based platform delivering security and compliance solutions that enable organizations to identify security risks to their information technology (IT) infrastructures, help protect their IT systems and applications from ever-evolving cyber-attacks and achieve compliance with internal policies and external regulations. Our cloud solutions address the growing security and compliance complexities and risks that are amplified by the dissolving boundaries between internal and external IT infrastructures and web environments, the rapid adoption of cloud computing and the proliferation of geographically dispersed IT assets. Our integrated suite of security and compliance solutions delivered on our Qualys cloud platform enables our customers to identify their IT assets, collect and analyze large amounts of IT security data, discover and prioritize vulnerabilities, recommend remediation actions and verify the implementation of such actions. Organizations use our integrated suite of solutions delivered on our Qualys cloud platform to cost-effectively obtain a unified view of their security and compliance posture across globally-distributed IT infrastructures as our solution offers a single platform for information security, application security, endpoint, developer security and cloud teams.

Our cloud platform utilizes sensors, including physical, virtual and cloud scanners, and cloud agents that provide our customers with continuous visibility enabling customers to respond to threats immediately. It automatically gathers and analyzes security and compliance data in a scalable, state-of-the-art backend. The technology underlying our cloud infrastructure enables us to ingest, process, analyze and store a high volume of sensor data coming from our agents, scanners and passive analyzers, and correlate information at very high speeds in a distributed manner for millions of devices.

Description of the Company’s Products Covered by this Report

This Report relates to our managed scanner appliances: (i) for which Conflict Minerals are necessary to their functionality or production, (ii) that were manufactured, or contracted to be manufactured, by the Company, and (iii) for which the manufacture was completed during the Reporting Period. In this Report, we refer to these products collectively as the “Covered Products.”

Description of the Company’s Reasonable Country of Origin Inquiry

We have determined that Conflict Minerals are necessary to the functionality or production of the Covered Products that were manufactured or contracted to be manufactured by us during the Reporting Period. As a result, we conducted in good faith a reasonable country of origin inquiry (“RCOI”) reasonably designed to determine if any of these Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources.

Our supply chain is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of Conflict Minerals. We do not directly purchase Conflict Minerals from mines, smelters or refiners. Therefore, we must rely on our contract manufacturers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products. In designing our RCOI, we determined to survey all of our first tier contract manufacturers.

As such, our RCOI primarily consisted of requesting the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (“CMRT”) be completed and returned to us from our first tier contract manufacturers. Responses were reviewed for completeness, reasonableness, and consistency, and we followed up with our contract manufacturers for corrections and clarifications as needed.

We requested from our eight contract manufacturers that they complete the CMRT, and we received a 100% response rate. One manufacturer reported that it did not source from the Covered Countries. Based on the smelter lists provided by our suppliers via the CMRTs, an aggregate of 322 facilities or smelters were used by our contract manufacturers to fulfill their requirements for Conflict Minerals. Of these 322 facilities and smelters, we have identified 252 facilities or smelters that are deemed to be compliant with the Conflict-Free Smelter Program (“CFSP”). There are seven more smelters or refiners that are deemed “active” by the CFSP, which means such smelters or refiners have committed to undergo a CFSP audit or are participating in one of the cross-recognized certification programs: LBMA Responsible Gold Certification or Responsible Jewelry Program Chain-of-Custody Certification. The remaining 63 facilities or smelters identified by our contract manufacturers are not on the CFSI lists for compliant or active smelters. We have assessed these 63 facilities and determined that most of these are of low risk due to their geographic location. There are four smelters or refiners that may be considered at greater risk because they are geographically located in Africa. However, there is no guarantee that these 63 facilities or smelters are present in our supply chain as our contract manufacturers were only able to provide company-level CMRTs, rather than product-level CMRTs directly linking smelters or refiners to the Covered Products.

Based on these due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals contained in the Covered Products or whether the Conflict Minerals in the Covered Products are from recycled or scrap sources.

Description of the Company’s Due Diligence Process

Based on the information provided by our contract manufacturers, we performed additional due diligence on the source and chain of custody of these Conflict Minerals which was designed to conform to the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the related supplements on gold, tin, tantalum and tungsten (the “Framework”), in order to determine if any Conflict Minerals included in our Covered Products may have originated in the Covered Countries and if so, whether they benefited armed groups in those countries.

After performing the RCOI and due diligence designed to conform with the Framework, we were unable to comprehensively establish the origin of all Conflict Minerals used in our Covered Products, the facilities used to process them, their country of origin, and their mine or location of origin.

In accordance with the five-step Framework, the design of our due diligence includes the following five steps: (i) establishment of strong company management systems, (ii) identification and assessment of risks in the supply chain, (iii) designing and implementing a strategy to respond to identified risks, (iv) carrying out independent third-party audit of smelter’s/refiner’s due diligence practices, and (v) reporting on supply chain due diligence. A description of certain activities undertaken by us with respect to each of the five steps of the Framework is described below.

1.	Establishment of Strong Company Management Systems

We have completed a number of steps to establish a management system for addressing the sourcing of Conflict Minerals in our Covered Products. These actions include:

a.	Adopt and Commit to a Supply Chain Policy for Conflict Minerals: We are committed to sourcing minerals for our products in a manner that does not finance or benefit armed groups in the Covered Countries. We have a Code of Business Conduct and Ethics (“Code of Conduct”) available at http://investor.qualys.com/corporate-governance.cfm which requires honest and ethical conduct and compliance with all applicable laws. Our Code of Conduct provides that we select suppliers not only on the merits of their products and services, but also on their business practices and that we will not establish business relationships with any suppliers if we know or have reason to believe that their business practices violate any applicable laws. Information contained on, or that can be accessed through, our website, does not constitute part of this Report and inclusion of our website address in this Report is an inactive textual reference only.

b.	Internal Management to Support Supply Chain Due Diligence: Our management has established an internal compliance team which includes members from our operations, legal and finance departments, charged with the development and implementation of our Conflict Minerals Program.

c.	Controls and Transparency to Support Supply Chain Diligence: As described above, we undertook a RCOI with respect to the Conflict Minerals in our supply chain by requesting the CMRT be completed by each of our contract manufacturers to gather information about their use of Conflict Minerals, the smelters and refiners in their supply chain that are included in our Covered Products, and the countries of origin for such Conflict Minerals.

d.	Supplier Engagement: We continue to actively engage with our contract manufacturers to strengthen our relationship with them. We have communicated to our contract manufacturers our commitment to sourcing Conflict Minerals in a manner that does not benefit armed groups in the Covered Countries. Further, we will continue to engage with our suppliers and encourage them to provide responses at a product level so that we can fully assess our supply chain.

Lastly, we have communicated to our contract vendors who have listed facilities or smelters which have an indeterminable status, that we are evaluating their responses and may elect to seek alternative arrangements with other contract manufacturers. We expect to continue our efforts to ensure that the minerals in our products do not originate from the Covered Countries and do not directly or indirectly finance armed conflict or benefit armed groups.

e.	Grievance Mechanism: Our Code of Conduct includes procedures for reporting violations of our Code of Conduct, including how to report such violations anonymously. We believe that this is an appropriate mechanism for our employees to report violations of our Code of Conduct.

2.	Identification and Assessment of Risks in the Supply Chain

Because of our position within our supply chain, it is difficult for us to identify actors upstream from our first tier contract manufacturers. As discussed above, we identified eight first tier contract manufacturers and we have relied upon them to provide us with the necessary information about the source of Conflict Minerals contained in the products that we contract with them to manufacture for us. Our contract manufacturers are similarly reliant upon information provided by their suppliers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products.

3.	Designing and Implementing a Strategy to Respond to Identified Risks

We address any risks identified through the process described in Step 2 above on a case-by-case basis. During the Reporting Period, when our contract manufacturers did not provide us with complete or reliable responses to the CMRT, such matters were reported to members of our executive management team who considered a variety of responses to such manufacturers, including seeking alternative arrangements, with the further input from our internal compliance team. However, we have not yet identified any circumstances to date where it was necessary to terminate a contract or find a replacement contract manufacturer.

4.	Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any smelters or refiners in our supply chain and, therefore, we do not directly conduct audits. Instead, we have supported the development and implementation of independent third party audits of smelters such as the Conflict-Free Smelter Program by encouraging our contract manufacturers to purchase materials from audited, conflict-free smelters and determining whether the smelters that were used to process these minerals were validated as conflict-free as part of the Conflict-Free Smelter Program.

5.	Reporting on Supply Chain Due Diligence

In 2017, we publicly filed the Form SD and this Report with the SEC, and a copy of this Report and the Form SD are publicly available at http://investor.qualys.com/sec.cfm.

This Report includes information about the RCOI we undertook, our due diligence process designed to conform with the OECD Guidelines, the list of known smelters and refiners utilized in our supply chain identified in our due diligence process, and a description of our products that incorporate Conflict Minerals necessary to the functionality or production of such products.

Findings and Conclusions

Based on the information that was provided by our contract manufacturers and otherwise obtained through the due diligence process, we believe that, to the extent reasonably determinable, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed in Annex I below.

This table includes only facilities that are listed in the CMRT as “known smelters or refineries.” An indication of “Full Compliant” in the far right column of the table indicates that the smelter or refinery has received a “conflict free” designation from an independent third party audit program. An indication of “Active” in the far right column of the table indicates that the smelter or refinery has committed to undergo a CFSP audit or is participating in one of the cross-recognized certification programs: LBMA Responsible Gold Certification or Responsible Jewelry Program Chain-of-Custody Certification. An indication of “Indeterminable” in the far right column of the table indicates that the smelter or refinery was not included in the CFSI compliant or active lists and thus, the facility’s designation is indeterminable.

Because the CFSI lists generally did not indicate individual countries of origin of the Conflict Minerals processed by compliant smelters and refiners, we were not able to determine the countries of origin of the Conflict Minerals processed by the listed compliant smelters and refiners with greater specificity. In addition, for the listed compliant smelters and refiners, origin information is not disclosed by the CFSI. Furthermore, as stated earlier, submission of these smelters by our contract manufacturers does not guarantee that these smelters or refiners are present in the Company’s supply chain as our contract manufacturers were only able to provide company-level CMRTs and not able to provide product-level CMRTs directly linking those smelters or refiners to the Covered Products. Therefore, based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals contained in the Covered Products or whether the Conflict Minerals in the Covered Products are from recycled or scrap sources.

ANNEX I- SMELTER LIST

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Full Compliant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Full Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Full Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Full Compliant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Full Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Full Compliant
Gold	Asahi Pretec Corp.	JAPAN	Full Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	Full Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Indeterminable
Gold	Aurubis AG	GERMANY	Full Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Full Compliant
Gold	Boliden AB	SWEDEN	Full Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Full Compliant
Gold	Caridad	MEXICO	Indeterminable
Gold	CCR Refinery—Glencore Canada Corporation	CANADA	Full Compliant
Gold	Cendres + Métaux S.A.	SWITZERLAND	Full Compliant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Indeterminable
Gold	Chimet S.p.A.	ITALY	Full Compliant
Gold	Chugai Mining	JAPAN	Indeterminable
Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)	Full Compliant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Indeterminable
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)	Full Compliant
Gold	DODUCO GmbH	GERMANY	Full Compliant
Gold	Dowa	JAPAN	Full Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Full Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Full Compliant
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Indeterminable
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Indeterminable
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Indeterminable
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Full Compliant
Gold	Heimerle + Meule GmbH	GERMANY	Full Compliant
Gold	Heraeus Ltd. Hong Kong	CHINA	Full Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Full Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Indeterminable
Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)	Indeterminable

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Full Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Full Compliant
Gold	Istanbul Gold Refinery	TURKEY	Full Compliant
Gold	Japan Mint	JAPAN	Full Compliant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Full Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Full Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	Full Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Full Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Full Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Full Compliant
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Indeterminable
Gold	Kazzinc	KAZAKHSTAN	Full Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Full Compliant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Full Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Full Compliant
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	Indeterminable
Gold	Lingbao Gold Co., Ltd.	CHINA	Indeterminable
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Indeterminable
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)	Full Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Indeterminable
Gold	Materion	UNITED STATES OF AMERICA	Full Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Full Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Full Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Full Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Full Compliant
Gold	Metalor Technologies S.A.	SWITZERLAND	Full Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Full Compliant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	Full Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Full Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Full Compliant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Full Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Full Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Indeterminable
Gold	Nihon Material Co., Ltd.	JAPAN	Full Compliant
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	Indeterminable
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Full Compliant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Full Compliant
Gold	PAMP S.A.	SWITZERLAND	Full Compliant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Indeterminable
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Full Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Full Compliant
Gold	PX Précinox S.A.	SWITZERLAND	Full Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Full Compliant
Gold	Royal Canadian Mint	CANADA	Full Compliant
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Indeterminable
Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)	Full Compliant
Gold	Samwon Metals Corp.	KOREA (REPUBLIC OF)	Indeterminable
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Full Compliant
Gold	SEMPSA Joyería Platería S.A.	SPAIN	Full Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Indeterminable
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Full Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Full Compliant
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	Indeterminable

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Full Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Full Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Full Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Full Compliant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Indeterminable
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Full Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Full Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Indeterminable
Gold	Torecom	KOREA (REPUBLIC OF)	Full Compliant
Gold	Umicore Brasil Ltda.	BRAZIL	Full Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Full Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Full Compliant
Gold	Valcambi S.A.	SWITZERLAND	Full Compliant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Full Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Full Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Full Compliant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Full Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Full Compliant
Gold	Morris and Watson	NEW ZEALAND	Indeterminable
Gold	SAFINA A.S.	CZECH REPUBLIC	Active
Gold	Guangdong Jinding Gold Limited	CHINA	Indeterminable
Gold	Umicore Precious Metals Thailand	THAILAND	Full Compliant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Full Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Full Compliant
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	Full Compliant
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	Active
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Indeterminable
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Full Compliant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Full Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Full Compliant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Indeterminable
Gold	Sudan Gold Refinery	SUDAN	Indeterminable
Gold	T.C.A S.p.A	ITALY	Full Compliant
Gold	Remondis Argentia B.V.	NETHERLANDS	Active
Gold	Tony Goetz NV	BELGIUM	Indeterminable
Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)	Full Compliant
Gold	Marsam Metals	BRAZIL	Full Compliant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Indeterminable
Gold	SAAMP	FRANCE	Full Compliant
Gold	L’Orfebre S.A.	ANDORRA	Active
Gold	Italpreziosi	ITALY	Full Compliant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Full Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Full Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Full Compliant
Gold	AU Traders and Refiners	SOUTH AFRICA	Full Compliant
Gold	AURA-II	UNITED STATES OF AMERICA	Indeterminable
Gold	Gujarat Gold Centre	INDIA	Indeterminable
Gold	Sai Refinery	INDIA	Indeterminable
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Indeterminable
Gold	Modeltech Sdn Bhd	MALAYSIA	Active
Gold	Bangalore Refinery	INDIA	Active
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Full Compliant

Gold	Planta Recuperadora de Metales SpA	CHILE	Full Compliant
Gold	Safimet S.p.A	ITALY	Full Compliant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Full Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Full Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Full Compliant
Tantalum	Duoluoshan	CHINA	Indeterminable
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Full Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Full Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Full Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	Indeterminable
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Full Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Full Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Indeterminable
Tantalum	LSM Brasil S.A.	BRAZIL	Full Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Full Compliant
Tantalum	Mineração Taboca S.A.	BRAZIL	Full Compliant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Full Compliant
Tantalum	Molycorp Silmet A.S.	ESTONIA	Full Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Full Compliant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Full Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Full Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Full Compliant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Full Compliant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Full Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Full Compliant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	Indeterminable
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Full Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Full Compliant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Full Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Full Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Full Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Full Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Full Compliant
Tantalum	KEMET Blue Metals	MEXICO	Full Compliant
Tantalum	Plansee SE Liezen	AUSTRIA	Indeterminable
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Full Compliant
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Full Compliant
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Indeterminable
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Full Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Full Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	Full Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Full Compliant
Tantalum	Plansee SE Reutte	AUSTRIA	Indeterminable
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Full Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	Full Compliant
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	Full Compliant
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA	Indeterminable
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Full Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Full Compliant
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	Full Compliant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Full Compliant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Full Compliant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Indeterminable

Tin	Alpha	UNITED STATES OF AMERICA	Full Compliant
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Indeterminable
Tin	CV Gita Pesona	INDONESIA	Full Compliant
Tin	PT Justindo	INDONESIA	Indeterminable
Tin	PT Aries Kencana Sejahtera	INDONESIA	Full Compliant
Tin	CV Serumpun Sebalai	INDONESIA	Full Compliant
Tin	CV United Smelting	INDONESIA	Full Compliant
Tin	Dowa	JAPAN	Full Compliant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Full Compliant
Tin	Estanho de Rondônia S.A.	BRAZIL	Indeterminable
Tin	Fenix Metals	POLAND	Full Compliant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Full Compliant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Indeterminable
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Full Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Full Compliant
Tin	China Tin Group Co., Ltd.	CHINA	Full Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Full Compliant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Full Compliant
Tin	Mineração Taboca S.A.	BRAZIL	Full Compliant
Tin	Minsur	PERU	Full Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	Full Compliant
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Full Compliant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Full Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Full Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	Full Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	Full Compliant
Tin	PT Bangka Tin Industry	INDONESIA	Full Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Full Compliant
Tin	PT Bukit Timah	INDONESIA	Full Compliant
Tin	PT DS Jaya Abadi	INDONESIA	Full Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Full Compliant
Tin	PT Karimun Mining	INDONESIA	Full Compliant
Tin	PT Mitra Stania Prima	INDONESIA	Full Compliant
Tin	PT Panca Mega Persada	INDONESIA	Full Compliant
Tin	PT Prima Timah Utama	INDONESIA	Full Compliant
Tin	PT Refined Bangka Tin	INDONESIA	Full Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Full Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Full Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	Full Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Full Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Full Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	Full Compliant
Tin	PT Tommy Utama	INDONESIA	Full Compliant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Full Compliant
Tin	Soft Metais Ltda.	BRAZIL	Full Compliant
Tin	Thaisarco	THAILAND	Full Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Full Compliant
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Indeterminable
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Full Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Full Compliant
Tin	Yunnan Tin Company Limited	CHINA	Full Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	Full Compliant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Full Compliant
Tin	PT Wahana Perkit Jaya	INDONESIA	Indeterminable
Tin	Melt Metais e Ligas S.A.	BRAZIL	Full Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Full Compliant
Tin	Phoenix Metal Ltd.	RWANDA	Indeterminable
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Full Compliant

Tin	PT Inti Stania Prima	INDONESIA	Full Compliant
Tin	CV Ayi Jaya	INDONESIA	Full Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Indeterminable
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Indeterminable
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Indeterminable
Tin	CV Dua Sekawan	INDONESIA	Full Compliant
Tin	CV Tiga Sekawan	INDONESIA	Full Compliant
Tin	PT Cipta Persada Mulia	INDONESIA	Indeterminable
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Indeterminable
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Full Compliant
Tin	PT O.M. Indonesia	INDONESIA	Indeterminable
Tin	Metallo-Chimique N.V.	BELGIUM	Full Compliant
Tin	Elmet S.L.U.	SPAIN	Full Compliant
Tin	PT Bangka Prima Tin	INDONESIA	Full Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	Full Compliant
Tin	An Thai Minerals Co., Ltd.	VIET NAM	Indeterminable
Tin	PT Kijang Jaya Mandiri	INDONESIA	Full Compliant
Tin	PT Menara Cipta Mulia	INDONESIA	Full Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Full Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Full Compliant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Full Compliant
Tin	Modeltech Sdn Bhd	MALAYSIA	Active
Tin	Gejiu Jinye Mineral Company	CHINA	Full Compliant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Full Compliant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Full Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Full Compliant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Full Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Full Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Full Compliant
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Indeterminable
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Full Compliant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Full Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Full Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Full Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Full Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Full Compliant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Full Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Full Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Full Compliant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Full Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Full Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Full Compliant
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Indeterminable
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Full Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Full Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Full Compliant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Full Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Full Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Full Compliant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Full Compliant

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Full Compliant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Full Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Full Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Full Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Indeterminable
Tungsten	H.C. Starck GmbH	GERMANY	Full Compliant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Full Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Full Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Full Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Full Compliant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Full Compliant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Indeterminable
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Full Compliant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Full Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Full Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Full Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Full Compliant
Tungsten	ACL Metais Eireli	BRAZIL	Full Compliant
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)	Full Compliant
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Full Compliant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Indeterminable

Future Steps

We have communicated our expectations to our contract manufacturers regarding our commitment to sourcing minerals for our products in a manner that does not finance or benefit armed groups in the Covered Countries. Since the end of 2017, we have continued, and plan to continue, to increase our engagement with our relevant first-tier contract manufacturers in order to build their knowledge and capacity so they are able to provide us with more complete and accurate information on the source and chain of custody of Conflict Minerals in our supply chain.

Additional Risk Factors

The statements above are based on the RCOI process and due diligence performed in good faith by Qualys. These statements are based on the infrastructure and information available at the time. A number of factors could introduce errors or otherwise affect our Conflict Minerals status. These factors include, but are not limited to, gaps in supplier data, gaps in smelter data, errors or omissions by suppliers, errors or omissions by smelters, the definition of a smelter not being finalized at the end of the 2017 reporting period, all instances of Conflict Minerals necessary to the functionality or manufacturing of our products possibly not yet having been identified, gaps in supplier education and knowledge, timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the protocol, oversight or errors in conflict free smelter audits, Covered Countries sourced materials being declared secondary materials, companies going out of business in 2017, certification programs being not equally advanced for all industry segments and metals, and smuggling of Conflict Minerals from the Covered Countries to other countries.